                                                                      EXHIBIT 21

                           CORNERSTONE PROPERTIES INC.
                              LIST OF SUBSIDIARIES


                        1.    ARICO - Denver, Inc.
                        2.    1700 Lincoln Inc.
                        3.    ARICO - Minneapolis, Inc.
                        4.    ARICO - Seattle, Inc.
                        5.    CStone - Boston, Inc.
                        6.    CStone - New York, Inc.
                        7.    CStone - Oakbrook, Inc.
                        8.    CStone - Pittsburgh Trust
                        9.    CORPRO Real Estate Management, Inc.
                        10.   One United Realty Corporation
                        11.   NWC Funding Corporation
                        12.   TULP Funding Corporation
                        13.   ARICO - Washington, Inc.